UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2006

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2006, United Auto Group, Inc. (the "Company") and substantially all of its existing wholly owned domestic subsidiaries, as guarantors (collectively, the "Guarantors"), entered into a purchase agreement (the "Purchase Agreement") with Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners LLC (together the "Initial Purchasers") for the sale of $325 million in aggregate principal amount of the Company’s 3.5% Senior Subordinated Convertible Notes due 2026 (the "Notes") and related guarantees (the "Guarantees" and, together with the Notes, the "Securities") in a private offering (the "Offering") to qualified institutional buyers under Rule 144A of the Securities Act of 1933. In accordance with the terms of the purchase agreement, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $50 million aggregate principal amount of the Securities solely to cover over-allotments. The Securities are expected to be issued on Tuesday, January 31, 2006, subject to customary closing conditions. The Company will use the net proceeds from the Offering, of approximately $316.3 million, to repay existing long-term debt under its U.S. revolving senior credit facility, which may be re-borrowed, and to purchase 500,000 shares of its common stock concurrently with the Offering.
In the Purchase Agreement, the Company and the Guarantors agreed to indemnify the Initial Purchasers against certain liabilities in connection with the Offering or contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.
The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory services and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received customary fees and commissions for these transactions.
The Securities offered and the common stock issuable upon conversion of the Securities have not been registered under the Securities Act, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
A copy of the Purchase Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Purchase Agreement are qualified in their entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The sale of the Securities to the Initial Purchasers will be made in a private placement pursuant to Section 4(2) of the Securities Act. The initial resale of the Securities by the Initial Purchasers will be made to qualified institutional buyers pursuant to Rule 144A under the Securities Act and, therefore, will be exempt under Section 4(2) of the Securities Act. The sale of the Securities will involve a 2.5% discount to Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers of the Securities.
Holders may convert the Securities based on a conversion rate of 21.1026 shares of the Company’s common stock per $1,000 principal amount of the Securities (which is equal to an initial conversion price of approximately $47.39 per share), subject to adjustment, only under the following circumstances: (1) if the closing price of the Company’s common stock reaches, or the trading price of the Securities falls below, specific thresholds, (2) if the Securities are called for redemption, (3) if specified distributions to holders of the Company’s common stock are made or specified corporate transactions occur, (4) if a fundamental change occurs, or (5) during the ten trading days prior to, but excluding, the maturity date. Upon conversion of the Securities, in lieu of shares of the Company’s common stock, for each $1,000 principal amount of the Securities, a holder will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, determined in the manner set forth in the indenture governing the Securities, of the number of shares of the Company’s common stock equal to the conversion rate. If the conversion value exceeds $1,000, the Company will also deliver, at its election, cash or common stock or a combination of cash and common stock with respect to the remaining value deliverable upon conversion. If a Holder elects to convert its Securities in connection with certain events that constitute a change of control on or before April 6, 2011, the Company will pay, to the extent described in the indenture governing the Securities, a make-whole premium by increasing the conversion rate applicable to such Securities.

All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in Item 1.01 of this Current Report on Form 8-K. The disclosure included in Item 1.01 above is hereby incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 26, 2006, the Company announced the pricing of $325 million aggregate principal amount of 3.5% senior subordinated convertible notes due 2026 and the repurchase of 500,000 shares of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Purchase Agreement, dated January 25, 2006, by and among United Auto Group, Inc., the subsidiary guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners LLC, relating to the 3.5% Senior Subordinated Convertible Notes due 2026

99.1 Press Release of United Auto Group, Inc., dated January 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.

January 27, 2006	By:	Robert H. Kurnick, Jr.

Name: Robert H. Kurnick, Jr.
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement dated January 25, 2006, by and among United Auto Group, Inc., the subsidiary guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners, LLC, relating to the 3.5% Senior Subordinated Convertible Notes due 2026.
99.1	Press Release of United Auto Group, Inc., dated January 26, 2006.